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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           BARR PHARMACEUTICALS, INC.

                                  ARTICLE ONE

      The name of the Corporation is Barr Pharmaceuticals, Inc.

                                  ARTICLE TWO

      The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of its registered agent at such address is Corporation Services Company.

                                 ARTICLE THREE

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

      Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 202,000,000 shares, consisting of:

            (a) 2,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"); and

            (b) 200,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

      Section 2. Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not
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below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the powers, preferences and rights, and the qualifications, limitations and restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors.

      Section 3. Common Stock.

            (c) Dividends. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation (the "Certificate"), the holders of Common Stock, subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends as may from time to time be declared by the Board of Directors of the Corporation in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise and in all other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise after payment of liabilities and liquidation preference on any outstanding Preferred Stock.

            (d) Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.

            (e) Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

            (f) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or the Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

                                  ARTICLE FIVE

      The Corporation is to have perpetual existence.


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                                  ARTICLE SIX

      Except as otherwise provided in this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), Directors shall be elected by a plurality of the votes of the shares entitled to vote in the election of Directors present in person or represented by proxy at the meeting of the stockholders in which Directors are elected. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                 ARTICLE SEVEN

      The number of directors which constitute the entire Board of Directors of the Corporation shall be designated in the By-laws of the Corporation.

                                 ARTICLE EIGHT

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

                                  ARTICLE NINE

      Section 1. Limitation of Liability.

            (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's Bylaws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

            (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

      Section 2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or a wholly-owned subsidiary of the Corporation or, while a Director or officer of the Corporation or a wholly-owned subsidiary of the Corporation, is or was serving at the request of the Corporation or a wholly-owned subsidiary of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such


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amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article Nine with respect to proceedings to enforce rights to indemnification, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee except to the extent such proceeding (or part thereof) was authorized in writing by the Board of Directors of the Corporation. The right to indemnification conferred in this
Section 2 of this Article Nine shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 of this Article Nine or otherwise. For purposes of this Article Nine, a wholly-owned subsidiary of the Corporation shall be deemed to include any subsidiary for which nominal equity interests have been issued to a persons other than the Corporation or any of its subsidiaries pursuant to the laws of such subsidiary's jurisdiction of incorporation or organization.

      Section 3. Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Section 2 of this Article Nine shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article Nine is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this Article Nine shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for advance of expenses where the undertaking required pursuant to Section 2 of this Article Nine, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is


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proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 2 of this Article Nine shall be the same procedure set forth in this Section 3 for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

      Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or a wholly-owned subsidiary of the Corporation or was serving at the request of the Corporation or a wholly-owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

      Section 5. Service for Subsidiaries. Any person serving as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise, at least 50% of whose equity interests are owned by the Corporation (a subsidiary for purposes of this Article Nine) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

      Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Nine shall not adversely affect any right or protection hereunder of any Director or officer in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.

      Section 7. Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director or officer fo the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article Nine in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article Nine shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

      Section 8. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this Article Nine shall not be exclusive of any other right which any person may have or hereafter acquire hereunder or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

      Section 9. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Director or officer who was or is serving at its request as a director,


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officer, employee or agent of an other entity shall be reduced by any amount such Director or officer may collect as indemnification or advancement of expenses from such other entity.

      Section 10. Other Indemnification and Prepayment of Expenses. This Article Nine shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Directors or officers (including employees and agents) with the same or lesser scope and effect as provided herein when and as authorized by appropriate corporate action.

      Section 11. Merger or Consolidation. For purposes of this Article Nine, references to the "Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors or officers, so that any person who is or was a Director or officer of such constituent Corporation, or at the request of the Corporation or a wholly-owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this Article Nine with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

      Section 12. Severability. If any provision of this Article Nine shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof.

                                  ARTICLE TEN

      Section 1. Terms of Directors. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

      Section 2. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to remove Directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), newly created directorships resulting from any increase in the number of Directors or vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.


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                                 ARTICLE ELEVEN

      Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Laws) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

                                 ARTICLE TWELVE

      Subject to the rights of holders of any series of Preferred Stock to act by written consent as specified in any duly authorized certificate of designation of any series of Preferred Stock, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the chairman of the Board of Directors, or by the chief executive officer or president of the Corporation.

                                ARTICLE THIRTEEN

      Notwithstanding any other provisions of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to alter, amend or repeal Article Eight, Article Nine, Article Ten, Article Twelve or Article Fifteen hereof, or this Article Thirteen, or any provision thereof or hereof.

                                ARTICLE FOURTEEN

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, Directors or any other person herein are granted subject to this reservation.

                                ARTICLE FIFTEEN

      The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

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